Exhibit 99.1

       Yahoo! Reports Fourth Quarter and Full Year 2006 Financial Results

                      Full Year Revenues -- $6,426 Million

                   Full Year Operating Income -- $941 Million

        Full Year Operating Income Before Depreciation, Amortization and
               Stock-Based Compensation Expense -- $1,906 Million

     SUNNYVALE, Calif.--(BUSINESS WIRE)--Jan. 23, 2007--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the fourth quarter and full year ended December 31, 2006.

     "I am pleased with the progress Yahoo! made in the fourth quarter. We successfully addressed many of the challenges we faced in the third quarter and made aggressive moves to deliver on a number of strategic goals that we set forth for the organization," said Terry Semel, chairman and CEO of Yahoo!. "I am confident that our new structure and concentrated focus on Yahoo!'s key priorities puts us in the best position to take advantage of the many opportunities that we see ahead for 2007 and beyond."

     Fourth Quarter 2006 Financial Results

     -- Revenues were $1,702 million for the fourth quarter of 2006, a 13 percent increase compared to $1,501 million for the same period of 2005.

     -- Marketing services revenue was $1,490 million for the fourth quarter of 2006, a 13 percent increase compared to $1,315 million for the same period of 2005.

     -- Fees revenue was $213 million for the fourth quarter of 2006, a 15 percent increase compared to $186 million for the same period of 2005.

     -- Revenues excluding traffic acquisition costs ("TAC") were $1,228 million for the fourth quarter of 2006, a 15 percent increase compared to $1,068 million for the same period of 2005.

     -- Gross profit for the fourth quarter of 2006 was $1,012 million, a 12 percent increase compared to $906 million for the same period of 2005.

     -- Operating income for the fourth quarter of 2006 was $308 million (including $95 million for stock-based compensation expense recorded under the fair value method), a 6 percent decrease compared to $329 million (including $19 million for stock-based compensation expense recorded under the intrinsic value method) for the same period of 2005.

     -- Operating income before depreciation, amortization and stock-based compensation expense for the fourth quarter of 2006 was $540 million, an 18 percent increase compared to $459 million for the same period of 2005.

     -- Cash flow from operating activities for the fourth quarter of 2006 was $167 million, a 65 percent decrease compared to $481 million for the same period of 2005.

     -- Free cash flow for the fourth quarter of 2006 was $278 million, a 16 percent decrease compared to $330 million for the same period of 2005.

     -- Net income for the fourth quarter of 2006 was $269 million or $0.19 per diluted share (including $56 million of stock-based compensation expense, net of tax, recorded under the fair value method) compared to $683 million or $0.46 per diluted share (including $11 million of stock-based compensation expense, net of tax, recorded under the intrinsic value method) for the same period of 2005.

     -- Non-GAAP net income for the fourth quarter of 2006 was $229 million or $0.16 per diluted share (including $56 million of stock-based compensation expense, net of tax, recorded under the fair value method and excluding $29 million in certain tax adjustments), compared to non-GAAP net income of $191 million or $0.13 per diluted share (including $67 million of stock-based compensation expense, net of tax, recorded under the fair value method, excluding $11 million of stock-based compensation expense, net of tax, recorded under the intrinsic value method and excluding $188 million of gains on the sale of certain investments, net of tax adjustments) for the same period of 2005.

     -- Non-GAAP net income for the fourth quarter of 2006 was $297 million or $0.21 per diluted share (excluding $56 million of stock-based compensation expense, net of tax, recorded under the fair value method and excluding $29 million in certain tax adjustments), compared to non-GAAP net income of $258 million or $0.17 per diluted share (excluding $11 million of stock-based compensation expense, net of tax, and excluding $188 million of gains on the sale of certain investments, net of tax adjustments) for the same period of 2005.

     -- The provision for income taxes for the fourth quarter of 2006 was $108 million and yielded an effective tax rate of 31 percent. The provision for income taxes for the fourth quarter of 2005 was $18 million, and yielded an effective tax rate of 3 percent as a result of a tax benefit related to a subsidiary restructuring transaction completed in that quarter.

     -- Explanations of the Company's non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying "Note to Unaudited Condensed Consolidated Statements of Income", "Reconciliations to Unaudited Condensed Consolidated Statements of Income" and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share".

     "We generated very solid growth and profitability in the fourth quarter and full year 2006, putting the company in a strong financial position and looking forward, we are very optimistic about the potential of our search monetization initiative to improve the value of search for Yahoo! and our partners," said Susan Decker, chief financial officer, Yahoo!. "For 2007, we are organized to maximize value for Yahoo!'s key customer groups -- audiences, advertisers and publishers -- by delivering engaging products and effective solutions for consumers and marketers, both on and off the Yahoo! network."

     Full Year 2006 Financial Results

     -- Revenues were $6,426 million for 2006, a 22 percent increase compared to $5,258 million for 2005.

     -- Marketing services revenue was $5,627 million for 2006, a 22 percent increase compared to $4,594 million for 2005.

     -- Fees revenue was $798 million for 2006, a 20 percent increase compared to $664 million for 2005.

     -- Revenues excluding TAC were $4,560 million for 2006, a 23 percent increase compared to $3,696 million for 2005.

     -- Gross profit for 2006 was $3,750 million, a 19 percent increase compared to $3,161 million for 2005.

     -- Operating income for 2006 was $941 million (including $425 million for stock-based compensation expense recorded under the fair value method), a 15 percent decrease compared to $1,108 million (including $52 million for stock-based compensation expense recorded under the intrinsic value method) for 2005.

     -- Operating income before depreciation, amortization and stock-based compensation expense for 2006 was $1,906 million, a 22 percent increase compared to $1,557 million for 2005.

     -- Cash flow from operating activities for 2006 was $1,372 million, a 20 percent decrease compared to $1,711 million for 2005.

     -- Free cash flow for 2006 was $1,267 million (including $112 million for a previously disclosed land purchase), a 2 percent decrease compared to $1,292 million for 2005.

     -- Net income for 2006 was $751 million or $0.52 per diluted share (including $280 million of stock-based compensation expense, net of tax, recorded under the fair value method) compared to $1,896 million or $1.28 per diluted share (including $32 million of stock-based compensation expense, net of tax, recorded under the intrinsic value method) for 2005.

     -- Non-GAAP net income for 2006 was $723 million or $0.50 per diluted share (including $280 million of stock-based compensation expense, net of tax, recorded under the fair value method, excluding certain investment and other gains of $14 million, net of tax, and excluding $11 million in certain tax adjustments), compared to non-GAAP net income of $647 million or $0.43 per diluted share (including $239 million of stock-based compensation expense, net of tax, recorded under the fair value method, excluding $32 million of stock-based compensation expense, net of tax, recorded under the intrinsic value method and excluding $771 million of gains on the sale of certain investments, net of tax adjustments) for 2005.

     -- Non-GAAP net income for 2006 was $1,011 million or $0.69 per diluted share (excluding $280 million of stock-based compensation expense, net of tax, recorded under the fair value method, excluding certain investment and other gains of $14 million, net of tax, and excluding $11 million in certain tax adjustments), compared to non-GAAP net income of $886 million or $0.60 per diluted share (excluding $32 million of stock-based compensation expense, net of tax, and excluding $771 million of gains on the sale of certain investments, net of tax adjustments) for 2005.

     -- The provision for income taxes for 2006 was $458 million and yielded an effective tax rate of 42 percent. The provision for income taxes for 2005 was $768 million and yielded an effective tax rate of 30 percent as a result of a tax benefit related to a subsidiary restructuring transaction completed in the fourth quarter of 2005.

     -- Explanations of the Company's non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying "Note to Unaudited Condensed Consolidated Statements of Income", "Reconciliations to Unaudited Condensed Consolidated Statements of Income" and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share".

     Segment Financial Results

     Fourth Quarter 2006

     -- United States revenues for the fourth quarter of 2006 were $1,145 million, an 8 percent increase compared to $1,056 million for the same period of 2005.

     -- International revenues for the fourth quarter of 2006 were $558 million, a 25 percent increase compared to $445 million for the same period of 2005.

     -- United States segment operating income before depreciation, amortization and stock-based compensation expense for the fourth quarter of 2006 was $410 million, a 17 percent increase compared to $352 million for the same period of 2005.

     -- International segment operating income before depreciation, amortization and stock-based compensation expense for the fourth quarter of 2006 was $130 million, a 22 percent increase compared to $107 million for the same period of 2005.

     Full Year 2006

     -- United States revenues for the year ended December 31, 2006 were $4,366 million, a 19 percent increase compared to $3,668 million for 2005.

     -- International revenues for the year ended December 31, 2006 were $2,060 million, a 30 percent increase compared to $1,590 million for 2005.

     -- United States segment operating income before depreciation, amortization and stock-based compensation expense for the year ended December 31, 2006 was $1,452 million, a 19 percent increase compared to $1,220 million for 2005.

     -- International segment operating income before depreciation, amortization and stock-based compensation expense for the year ended December 31, 2006 was $454 million, a 34 percent increase compared to $338 million for 2005.

     Cash Flow Information

     Free cash flow was $278 million in the fourth quarter of 2006 compared to $330 million for the same period of 2005. In addition to free cash flow, Yahoo! generated $87 million from the issuance of common stock as a result of the exercise of employee stock options, offset by $81 million used for acquisitions. Cash, cash equivalents and investments in marketable debt securities were $3,537 million at December 31, 2006 as compared to $3,230 million at September 30, 2006, an increase of $307 million.

     Free cash flow was $1,267 million for the year ended December 31, 2006 compared to $1,292 million for 2005. In addition to free cash flow, Yahoo! generated $318 million from the issuance of common stock as a result of the exercise of employee stock options, offset by $1,782 million used for direct stock repurchases, a net $228 million used in structured stock repurchase transactions, and $142 million used for acquisitions. Cash, cash equivalents and investments in marketable debt securities were $3,537 million at December 31, 2006 as compared to $4,000 million at December 31, 2005, a decrease of $463 million.

     Please refer to the "Note to Unaudited Condensed Consolidated Statements of Income" for definitions of certain key non-GAAP financial measures used here and in the "Business Outlook" attached to this press release.

     Quarterly Conference Call

     Yahoo! will host a conference call to discuss fourth quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 888-286-8010 or 617-801-6888, reservation number: 52560471

     About Yahoo!

     Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo!'s mission is to connect people to their passions, their communities, and the world's knowledge. Yahoo! is headquartered in Sunnyvale, California.

     This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange
Commission: revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow, and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See "Note to Unaudited Condensed Consolidated Statements of Income", "Reconciliations to Unaudited Condensed Consolidated Statements of Income" and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share" included in this press release for further information regarding these non-GAAP financial measures.

     This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the successful implementation, and acceptance by advertisers, of the Company's new search advertising system, the Company's ability to compete with new or existing competitors; the implementation and results of the Company's announced reorganization; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of recent acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this release and its attachments is as of January 23, 2007. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Annual Report on Form 10-K for the year ended December 31, 2006, which will be filed with the SEC in the first quarter of 2007.

     Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                             Yahoo! Inc.
        Unaudited Condensed Consolidated Statements of Income
               (in thousands, except per share amounts)

                         Three Months Ended           Year Ended
                            December 31,             December 31,
                       ----------------------- -----------------------
                          2005        2006        2005        2006
                       ----------- ----------- ----------- -----------

Revenues               $1,501,000  $1,702,448  $5,257,668  $6,425,679

Cost of revenues (1)      594,738     690,893   2,096,201   2,675,723

                       ----------- ----------- ----------- -----------
Gross profit              906,262   1,011,555   3,161,467   3,749,956
                       -----------  ---------- ----------- -----------

Operating expenses:
   Sales and marketing
    (2)                   286,031     334,229   1,033,947   1,322,259
   Product development
    (2)                   169,198     204,748     569,527     833,147
   General and
    administrative (2)     93,524     137,600     341,073     528,798
   Amortization of
    intangibles (1)        28,561      27,151     109,195     124,786
                       ----------- ----------- ----------- -----------
   Total operating
    expenses              577,314     703,728   2,053,742   2,808,990
                       ----------- ----------- ----------- -----------

Income from operations    328,948     307,827   1,107,725     940,966

Other income, net         340,132      35,240   1,435,857     157,034
                       ----------- ----------- ----------- -----------

Income before income
 taxes, earnings in
 equity interests and
 minority interests       669,080     343,067   2,543,582   1,098,000


Provision for income
 taxes                    (17,729)   (108,009)   (767,816)   (458,011)
Earnings in equity
 interests                 33,597      33,853     128,244     112,114
Minority interests in
 operations of
 consolidated
 subsidiaries              (1,740)       (238)     (7,780)       (712)
                       ----------- ----------- ----------- -----------

Net income             $  683,208  $  268,673  $1,896,230  $  751,391
                       =========== =========== =========== ===========


Net income per share -
 diluted               $     0.46  $     0.19  $     1.28  $     0.52
                       =========== =========== =========== ===========

Shares used in per
 share calculation -
 diluted                1,496,942   1,419,143   1,485,591   1,457,686
                       =========== =========== =========== ===========


(2) Stock-based
 compensation expense
 was allocated as
 follows:
   Cost of revenues    $        -  $    1,665  $        -  $    6,621
   Sales and marketing      3,421      35,258       8,698     155,084
   Product development      8,570      32,660      22,390     144,807
   General and
    administrative          6,542      25,492      21,383     118,418
                       ----------- ----------- ----------- -----------
   Total stock-based
    compensation
    expense            $   18,533  $   95,075  $   52,471  $  424,930
                       =========== =========== =========== ===========


----------------------------------------------------------------------
Supplemental Financial
 Data (See Note)
----------------------
Revenues excluding TAC $1,067,949  $1,227,935  $3,695,931  $4,559,755
Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense  $  458,714  $  540,389  $1,557,338  $1,905,917
Free cash flow         $  329,702  $  277,959  $1,291,779  $1,266,650
Non-GAAP net income
 per diluted share
 including fair value
 stock-based
 compensation expense
 and excluding other
 items                 $     0.13  $     0.16  $     0.43  $     0.50
Non-GAAP net income
 per diluted share
 excluding stock-based
 compensation expense
 and other items       $     0.17  $     0.21  $     0.60  $     0.69
----------------------------------------------------------------------

(1) Yahoo! has changed its classification of amortization expense related to developed technology and patents acquired through acquisitions. Amortization expense of $22 million and $64 million for the three months and year ended December 31, 2005, respectively, has been reclassified to cost of revenues from operating expenses.

(2) Prior to January 1, 2006, Yahoo! accounted for stock-based compensation under Accounting Principles Board, Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). In accordance with APB 25, Yahoo! historically used the intrinsic value method to account for stock-based compensation expense. As of January 1, 2006, Yahoo! accounts for stock-based compensation expense under the fair value method in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R"). As Yahoo! adopted the modified prospective transition method, results for prior periods have not been restated under the fair value method for GAAP purposes. Yahoo! is presenting non-GAAP net income and non-GAAP net income per diluted share financial measures which include stock-based compensation expense calculated under the fair value method and exclude other items, for all periods presented. Yahoo! is also presenting non-GAAP net income and non-GAAP net income per diluted share financial measures which exclude stock-based compensation expense and other items for all periods presented.


                             Yahoo! Inc.
    Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow and non-GAAP net income and non-GAAP net income per share, which are reconciled to gross profit, income from operations, cash flow from operating activities, and net income and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, and net income and net income per share calculated in accordance with generally accepted accounting principles.

Revenues excluding TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues and gross profit, each of which includes TAC.

Operating income before depreciation, amortization and stock-based compensation expense is defined as income from operations before depreciation, amortization of intangible assets and stock-based compensation expense (including the compensation of our Chief Executive Officer, which currently consists solely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with this non-GAAP measure, operating income before depreciation, amortization and stock-based compensation expense, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company's workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization and stock-based compensation expense.

Free cash flow is defined as cash flow from operating activities, less net capital expenditures and dividends received and including the excess tax benefits from stock-based compensation. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company's unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses and expenses and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted for stock-based compensation expense under two different methods. Effective January 1, 2006, we adopted SFAS 123R under the modified prospective transition method and therefore have recorded stock-based compensation expense under the fair value method for the three months and year ended December 31, 2006. Prior to January 1, 2006, including the three months and year ended December 31, 2005, we recorded stock-based compensation expense under the intrinsic value method. We have included two non-GAAP measures for non-GAAP net income and non-GAAP net income per share. In one calculation of non-GAAP net income and non-GAAP net income per share, we have excluded stock-based compensation expense in addition to certain gains, losses and expenses and their related tax effects. In the alternative calculation of non-GAAP net income and non-GAAP net income per share, we have included stock-based compensation expense calculated under the fair value method (as previously disclosed) for the three months and year ended December 31, 2005, in addition to excluding certain gains, losses and expenses and their related tax effects, so that both presented periods include stock-based compensation expense under the fair value method. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per share.


                             Yahoo! Inc.
  Reconciliations to Unaudited Condensed Consolidated Statements of
                                Income
                            (in thousands)



                        Three Months Ended           Year Ended
                           December 31,             December 31,
                      ----------------------- ------------------------
                         2005        2006        2005         2006
                      ----------- ----------- -----------  -----------
Revenues for groups
 of similar services:
   Marketing services $1,315,303  $1,489,734  $4,593,972   $5,627,207
   Fees                  185,697     212,714     663,696      798,472
                      ----------- ----------- ----------- ------------
   Total revenues     $1,501,000  $1,702,448  $5,257,668   $6,425,679
                      =========== =========== =========== ============

Revenues by segment:
   United States      $1,056,406  $1,144,702  $3,667,509   $4,365,922
   International         444,594     557,746   1,590,159    2,059,757
                      ----------- ----------- ----------- ------------
   Total revenues     $1,501,000  $1,702,448  $5,257,668   $6,425,679
                      =========== =========== =========== ============

Cost of revenues:
   Traffic
    acquisition costs
    ("TAC")           $  433,051  $  474,513  $1,561,737   $1,865,924
   Other cost of
    revenues             161,687     216,380     534,464      809,799
                      ----------- ----------- ----------- ------------
   Total cost of
    revenues          $  594,738  $  690,893  $2,096,201   $2,675,723
                      =========== =========== =========== ============

Revenues excluding
 TAC:
   Gross profit       $  906,262  $1,011,555  $3,161,467   $3,749,956
   Other cost of
    revenues             161,687     216,380     534,464      809,799
                      ----------- ----------- ----------- ------------
   Revenues excluding
    TAC               $1,067,949  $1,227,935  $3,695,931   $4,559,755
                      =========== =========== =========== ============

Revenues excluding
 TAC by segment:
   United States:
   Gross profit       $  675,652  $  746,119  $2,363,218   $2,761,829
   Other cost of
    revenues             132,885     175,786     427,873      659,841
                      ----------- ----------- ----------- ------------
   Revenues excluding
    TAC               $  808,537  $  921,905  $2,791,091   $3,421,670
                      =========== =========== =========== ============

   International:
   Gross profit       $  230,610  $  265,436  $  798,249   $  988,127
   Other cost of
    revenues              28,802      40,594     106,591      149,958
                      ----------- ----------- ----------- ------------
   Revenues excluding
    TAC               $  259,412  $  306,030  $  904,840   $1,138,085
                      =========== =========== =========== ============

Operating income
 before depreciation,
 amortization and
 stock-based
 compensation
 expense:
   Income from
    operations        $  328,948  $  307,827  $1,107,725   $  940,966
   Depreciation and
    amortization         111,233     137,487     397,142      540,021
   Stock-based
    compensation
    expense               18,533      95,075      52,471      424,930
                      ----------- ----------- ----------- ------------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense           $  458,714  $  540,389  $1,557,338   $1,905,917
                      =========== =========== =========== ============

Operating income
 before depreciation,
 amortization and
 stock-based
 compensation expense
 by segment:
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense - United
    States            $  351,849  $  410,239  $1,219,539   $1,451,656
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense -
    International        106,865     130,150     337,799      454,261
                      ----------- ----------- ----------- ------------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense           $  458,714  $  540,389  $1,557,338   $1,905,917
                      =========== =========== =========== ============

   United States:
   Income from
    operations        $  242,594  $  215,500  $  844,622   $  632,895
   Depreciation and
    amortization          91,552     110,279     325,159      437,080
   Stock-based
    compensation
    expense               17,703      84,460      49,758      381,681
                      ----------- ----------- ----------- ------------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense - United
    States            $  351,849  $  410,239  $1,219,539   $1,451,656
                      =========== =========== =========== ============

   International:
   Income from
    operations        $   86,354  $   92,327  $  263,103   $  308,071
   Depreciation and
    amortization          19,681      27,208      71,983      102,941
   Stock-based
    compensation
    expense                  830      10,615       2,713       43,249
                      ----------- ----------- ----------- ------------
   Operating income
    before
    depreciation,
    amortization and
    stock-based
    compensation
    expense -
    International     $  106,865  $  130,150  $  337,799   $  454,261
                      =========== =========== =========== ============

Free cash flow:
   Cash flow from
    operating
    activities        $  481,342  $  167,357  $1,711,383   $1,371,576
   Acquisition of
    property and
    equipment, net      (151,640)   (131,550)   (408,934)    (689,136)
   Dividends received          -           -     (10,670)     (12,908)
   Excess tax
    benefits from
    stock-based
    compensation               -     242,152           -      597,118
                      ----------- ----------- ----------- ------------
   Free cash flow     $  329,702  $  277,959  $1,291,779   $1,266,650
                      =========== =========== =========== ============


                             Yahoo! Inc.
 Reconciliation of GAAP Net Income and GAAP Net Income Per Share to
  Non-GAAP Net Income and Non-GAAP Net Income per share - including stock-based compensation expense
               (in thousands, except per share amounts)

                         Three Months Ended          Year Ended
                            December 31,            December 31,
                       ----------------------- -----------------------
                          2005        2006        2005        2006
                       ----------- ----------- ----------- -----------

GAAP Net income        $  683,208  $  268,673  $1,896,230  $  751,391
                       =========== =========== =========== ===========

(a) To include fair
     value stock-based
     compensation
     expense, using
     the fair value
     method under
     Statement of
     Financial
     Accounting
     Standards No.123,
     "Accounting for
     Stock-Based
     Compensation,"
     ("SFAS 123"), as
     previously
     disclosed and
     exclude recorded
     stock-based
     compensation,
     using the
     intrinsic value
     method under APB
     25 of the three
     and twelve months
     ended December
     31, 2005             (84,044)          -    (320,900)          -

(b) (Gains)/Losses on
     the sale of
     certain
     investments and
     settlements           28,177           -    (973,613)          -

(c) Reversal of an
     earn-out accrual           -           -           -     (10,000)

(d) Non-cash gain
     arising from
     increased
     dilution of our
     ownership in
     Alibaba,
     resulting in the
     recognition of a
     further gain on
     the sale of
     Yahoo! China        (337,965)          -    (337,965)    (14,316)

(e) To adjust the
     provision for
     income taxes to
     eliminate tax
     charges and
     credits related
     to tax
     adjustments
     recorded in the
     current period             -     (28,690)          -     (11,341)

(f) To adjust the
     provision for
     income taxes to
     reflect an
     effective tax
     rate of
     approximately 42
     percent in 2005
     and approximately
     43 percent in
     2006 and to
     reflect tax
     impact of items
     (a) - (d)            (98,228)    (10,820)    382,750       7,668
                       ----------- ----------- ----------- -----------

Non-GAAP Net income
 including stock-based
 compensation expense  $  191,148  $  229,163  $  646,502  $  723,402
                       =========== =========== =========== ===========

Net income per share -
 diluted               $     0.46  $     0.19  $     1.28  $     0.52
                       =========== =========== =========== ===========

Non-GAAP Net income
 including stock-based
 compensation expense
 per share - diluted   $     0.13  $     0.16  $     0.43  $     0.50
                       =========== =========== =========== ===========

Shares used in per
 share calculation -
 diluted                1,496,942   1,419,143   1,485,591   1,457,686
                       =========== =========== =========== ===========

(g) Adjust number of
     shares used in
     diluted share
     count for the
     impact of
     applying SFAS 123        994           -       3,076           -

Shares used in Non-
 GAAP per share
 calculation - diluted  1,497,936   1,419,143   1,488,667   1,457,686
                       =========== =========== =========== ===========


                             Yahoo! Inc.
 Reconciliation of GAAP Net Income and GAAP Net Income Per Share to
  Non-GAAP Net Income and Non-GAAP Net Income per share - excluding stock-based compensation expense
               (in thousands, except per share amounts)

                         Three Months Ended          Year Ended
                            December 31,            December 31,
                       ----------------------- -----------------------
                          2005        2006        2005        2006
                       ----------- ----------- ----------- -----------

GAAP Net income        $  683,208  $  268,673  $1,896,230  $  751,391
                       =========== =========== =========== ===========

(a) Stock-based
     compensation as
     measured using
     the intrinsic
     value method
     under APB 25          18,533           -      52,471           -

(b) Stock-based
     compensation as
     measured using
     the fair value
     method under SFAS
     123R                       -      95,075           -     424,930

(c) (Gains)/Losses on
     the sale of
     certain
     investments and
     settlements           28,177           -    (973,613)          -

(d) Reversal of an
     earn-out accrual           -           -           -     (10,000)

(e) Non-cash gain
     arising from
     increased
     dilution of our
     ownership in
     Alibaba,
     resulting in the
     recognition of a
     further gain on
     the sale of
     Yahoo! China        (337,965)          -    (337,965)    (14,316)

(f) To adjust the
     provision for
     income taxes to
     eliminate tax
     charges and
     credits related
     to tax
     adjustments
     recorded in the
     current period             -     (28,690)          -     (11,341)

(g) To adjust the
     provision for
     income taxes to
     reflect an
     effective tax
     rate of
     approximately 40
     percent and to
     reflect tax
     impact of items
     (a) - (e)           (134,160)    (38,558)    248,787    (130,094)
                       ----------- ----------- ----------- -----------

Non-GAAP Net income
 excluding stock-based
 compensation expense  $  257,793  $  296,500  $  885,910  $1,010,570
                       =========== =========== =========== ===========

GAAP Net income per
 share - diluted       $     0.46  $     0.19  $     1.28  $     0.52
                       =========== =========== =========== ===========

Non-GAAP Net income
 excluding stock-based
 compensation expense
 per share - diluted   $     0.17  $     0.21  $     0.60  $     0.69
                       =========== =========== =========== ===========

Shares used in per
 share calculations -
 diluted                1,496,942   1,419,143   1,485,591   1,457,686
                       =========== =========== =========== ===========


                             Yahoo! Inc.
                           Business Outlook

Business Outlook
The following business outlook is based on current information and expectations as of January 23, 2007. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

                                       Three Months         Year
                                          Ending           Ending
                                        March 31,       December 31,
                                          2007             2007
                                     ---------------- ----------------

Revenues excluding TAC (3) outlook
 (in millions):
   Gross profit                        $900 - $980    $3,960 - $4,340
   Other cost of revenues               220 - 250       990 - 1,110
                                     ---------------- ----------------
   Revenues excluding TAC            $1,120 - $1,230  $4,950 - $5,450
                                     ================ ================

Operating income before
 depreciation, amortization and
 stock-based compensation expense
 (3) outlook (in millions):
   Income from operations              $138 - $163      $810 - $920
   Depreciation and Amortization        140 - 160        615 - 695
   Stock-based compensation expense     142 - 157        525 - 585
                                     ---------------- ----------------
   Operating income before
    depreciation, amortization and
    stock-based compensation expense   $420 - $480    $1,950 - $2,200
                                     ================ ================

   (3) Refer to Note to Unaudited
    Condensed Consolidated
    Statements of Income.


                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                       Three Months Ended           Year Ended
                          December 31,             December 31,
                    ------------------------ -------------------------
                        2005        2006         2005         2006
                    ------------ ----------- ------------ ------------

CASH FLOWS FROM
 OPERATING
 ACTIVITIES:
  Net income        $   683,208  $  268,673  $ 1,896,230  $   751,391

  Adjustments to
   reconcile net
   income to net
   cash provided by
   operating
   activities:
    Depreciation         60,820      84,431      224,065      302,161
    Amortization of
     intangible
     assets              50,413      53,056      173,077      237,860
    Stock-based
     compensation
     expense             18,533      95,075       52,471      424,930
    Tax benefits
     from stock-
     based
     compensation        35,782     255,460      759,530      626,009
    Excess tax
     benefits from
     stock-based
     compensation             -    (242,152)           -     (597,118)
    Earnings in
     equity
     interests          (33,597)    (33,853)    (128,244)    (112,114)
    Dividends
     received                 -           -       10,670       12,908
    Minority
     interests in
     operations of
     consolidated
     subsidiaries         1,740         238        7,780          712
    (Gain)/loss
     from sale of
     investments,
     assets and
     other, net        (301,573)        686   (1,278,311)     (15,125)
    Changes in
     assets and
     liabilities,
     net of effects
     of
     acquisitions:
      Accounts
       receivable,
       net             (143,466)   (138,416)    (272,387)    (185,196)
      Prepaid
       expenses,
       current and
       long-term
       deferred
       taxes and
       other            (43,080)   (161,639)     (35,344)    (285,347)
      Accounts
       payable           36,928     (36,572)      31,574       30,413
      Accrued
       expenses and
       other
       liabilities      100,716      37,126      212,112      175,913
      Deferred
       revenue           14,918     (14,756)      58,160        4,179
                    ------------ ----------- ------------ ------------
  Net cash provided
   by operating
   activities           481,342     167,357    1,711,383    1,371,576
                    ------------ ----------- ------------ ------------

CASH FLOWS FROM
 INVESTING
 ACTIVITIES:
  Acquisition of
   property and
   equipment, net      (151,640)   (131,550)    (408,934)    (689,136)
  Purchases of
   marketable debt
   securities          (391,383)   (439,492)  (7,023,802)  (1,328,515)
  Proceeds from
   sales and
   maturities of
   marketable debt
   securities           552,453     520,117    7,341,974    1,951,323
  Acquisitions, net
   of cash acquired  (1,570,701)    (80,972)  (1,698,164)    (142,272)
  Proceeds from
   sales of
   marketable
   equity
   securities                 -           -    1,006,142            -
  Other investing
   activities, net         (116)     (3,557)     (39,146)      14,919
                    ------------ ----------- ------------ ------------
  Net cash used in
   investing
   activities        (1,561,387)   (135,454)    (821,930)    (193,681)
                    ------------ ----------- ------------ ------------

CASH FLOWS FROM
 FINANCING
 ACTIVITIES:
  Proceeds from
   issuance of
   common stock,
   net                  369,056      86,652      746,807      318,103
  Repurchases of
   common stock         (14,383)          -     (387,735)  (1,782,140)
  Structured stock
   repurchases, net     141,296           -     (611,421)    (227,705)
  Excess tax
   benefits from
   stock-based
   compensation               -     242,152            -      597,118
  Other financing
   activities, net            -           -        1,749            -
                    ------------ ----------- ------------ ------------
  Net cash provided
   by (used in)
   financing
   activities           495,969     328,804     (250,600)  (1,094,624)
                    ------------ ----------- ------------ ------------

Effect of exchange
 rate changes on
 cash and cash
 equivalents            (13,234)     23,905      (32,883)      56,907

Net change in cash
 and cash
 equivalents           (597,310)    384,612      605,970      140,178
Cash and cash
 equivalents,
 beginning of
 period               2,027,003   1,185,259      823,723    1,429,693
                    ------------ ----------- ------------ ------------

Cash and cash
 equivalents, end
 of period          $ 1,429,693  $1,569,871  $ 1,429,693  $ 1,569,871
                    ============ =========== ============ ============

Supplemental
 schedule of
 acquisition-
 related
 activities:

Supplemental
 noncash financing
 activity:
  Cash paid for
   acquisitions     $ 1,572,306  $   81,882  $ 1,700,898  $   150,859
  Cash acquired in
   acquisitions          (1,605)       (910)      (2,734)      (8,587)
                    ------------ ----------- ------------ ------------
                    $ 1,570,701  $   80,972  $ 1,698,164  $   142,272
                    ============ =========== ============ ============

Common stock,
 restricted stock
 and stock options
 issued in
 connection with
 acquisitions       $       392  $    3,256  $    44,773  $     3,256
                    ============ =========== ============ ============


                             Yahoo! Inc.
           Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)


                                             December 31, December 31,
                                                2005         2006
                                             ------------ ------------

ASSETS
Current assets:
   Cash and cash equivalents                 $ 1,429,693  $ 1,569,871
   Marketable debt securities                  1,131,141    1,031,528
   Accounts receivable, net                      721,723      930,964
   Prepaid expenses and other current assets     166,976      217,779
                                             ------------ ------------
   Total current assets                        3,449,533    3,750,142

Long-term marketable debt securities           1,439,014      935,886
Property and equipment, net                      697,522    1,101,379
Goodwill                                       2,895,557    2,992,103
Intangible assets, net                           534,615      405,822
Other long-term assets                            57,192      459,988
Investments in equity interests                1,758,401    1,891,834
                                             ------------ ------------

Total assets                                 $10,831,834  $11,537,154
                                             ============ ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                          $    70,291  $   109,130
   Accrued expenses and other current
    liabilities                                  827,589    1,048,229
   Deferred revenue                              306,172      317,982
                                             ------------ ------------
   Total current liabilities                   1,204,052    1,475,341

Long-term deferred revenue                        67,792       64,939
Long-term debt                                   749,995      749,915
Other long-term liabilities                      243,580       50,501
Minority interests in consolidated
 subsidiaries                                          -        8,056
Stockholders' equity                           8,566,415    9,188,402
                                             ------------ ------------

Total liabilities and stockholders' equity   $10,831,834  $11,537,154
                                             ============ ============


     CONTACT: Yahoo! Inc.
              Kelly Delaney, 408-349-2579 (Media Relations) kellyd@yahoo-inc.com
              Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com or
              OutCast Communications
              Kim Milosevich, 415-345-4734 (Media Relations) kim@outcastpr.com